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[AETNA LOGO]               Individual Variable Single Premium       Phone                 Mailing / Overnight:
                           Immediate Annuity (SPIA) Application     1-800-238-6254        Aetna Life Insurance and Annuity Company
                                                                    FAX                   New Business Unit
                           [ ] Internal    [ ] External             1-860-273-6903        151 Farmington Avenue
                                                                                          Hartford, CT 06156-0005
------------------------- ------------------------------ ------------------------------------------------------------ --------------
Type of Contract          Type of Contract

                           [ ] Nonqualified Annuity Regular   [ ] Nonqualified Annuity-1035 Exchange         [ ]  403(b) Rollover
                                                                  (attach assignment form)
                           [ ] 408(b) IRA Transfer/Rollover   [ ] 401(a) Qualified Plan  [ ] Nonqualified or 457 Deferred Comp
                          ----------------------------------------------------------------------------------------------------------
                          Subject to ERISA (Must be completed if 401(a) Qualified Plan or 403(b) Rollover is indicated.) [ ] Yes [ ]No
------------------------- ---------------------------------------------------------------- -----------------------------------------
Contractholder            Name (Last, First, Middle Initial)                               Social Security No.
Information
                          ---------------------------------------------------------------- -----------------------------------------
Contractholder will be    Address (No. & Street/P.O. Box)                                  Telephone No.
payee unless otherwise                                                                     [ ] Home     [ ] Work
requested.
                          ---------------------------------------------------------------- ------------------------ ----------------
This information will     City/Town, State, Zip Code                                       [ ] Male [ ] Female   [ ] Date of Birth
be used for tax
reporting.
                          ----------------------------------------------------------------------------------------------------------
Changes to SS# or Date of Are you associated with a National Association of Securities Dealer Firm? [ ] Yes  [ ] No
Birth must be initialed.  If yes, please specify:
------------------------- --------------------------------------------------------------- ------------------------------------------
Annuitant                 Name (Last, First, Middle Initial)                              Social Security No.

If different from
                          --------------------------------------------------------------- ------------------------------------------
                          Address (No. & Street/P.O. Box)                                 Telephone No.
Contractholder.                                                                            [ ] Home   [ ] Work
If an IRA or 403(b),
Annuitant
and Contractholder must   --------------------------------------------------------------- ------------------------------------------
be the same person.       City/Town, State, Zip Code                                      [ ] Male   [ ] Female    [ ] Date of Birth

------------------------- ----------------------------------------------------- --------------------------- ------------ -----------
Joint Annuitant           Name (Last, First, Middle Initial)  Relationship      Social Security No.        [ ] Male    Date of Birth
Joint lifetime option                                                                                      [ ] Female
only.
------------------------- ----------------------------------------------------------------------------------------------------------
Annuity Options           [ ] Fixed Only    [ ] Variable Only     [ ] Combination Variable/Fixed (Only one box may be checked)
                          ----------------------------------------------------------------------------------------------------------
                                                                                                           Purchase Payment Amount
Complete the type of      (Only one option may be elected)    If applicable, apply payments to Aetna
Annuity and select an                                         Contract                                     $
Annuity Option. For an
IRA, 401, 403(b) or                                           ___________________________________
                                                              -------------------------------------------- -------------------------
457 contract, the         Non-Lifetime-Option                                  Joint Lifetime Options
Annuity Option election   [ ] A. Period Certain of ______ (5-30 years)         [ ] D. Joint & 100% Survivor
must comply with IRC                                                           [ ] E. Joint & 100% Survivor with Guarantee
401(a)(9).                                                                            of ___ (5-30 years)
If subject to ERISA a     Single Lifetime Options                              [ ] F. Joint & 66-2/3% Survivor
Joint Lifetime Option     [ ] B. Single Life Only                              [ ] G. Joint & 50% Survivor
must be elected, unless   [ ] C. Single Life with Guarantee of ______ (5-30    [ ] H. Joint & 50% Contingent Survivor
spousal consent is        years)
provided.
------------------------- ----------------------------------------------------------------------------------------------------------
Additional Features
Cash Refund &             [ ] Cash Refund (Only available with Lifetime Options B and D above.)
Increasing Annuity may    [ ] Increasing Annuity (Only available with Non-Lifetime Option A and Lifetime Options B, C, D or E.)
only be elected if the        _____% 1, 2 or 3% Annual Increase (Complete desired percentage. NOT available to 457 contracts.)
Fixed Only option is
indicated above.          [ ] Commutability of Fixed Non-Lifetime Option A. (Available with Fixed only or
                              Combination Variable/Fixed.)
------------------------- ----------------------------------------------------------------------------------------- ----------------
Investment Options        Variable Option: (Select up to four)                                                   Assumed Annual Net
                            Global / International Growth     ____% [123] Janus Aspen Worldwide Growth Portfolio Return Rate
Complete Investment                                           ____% [104] PPI Scudder International Growth       (3-1/2% will be
Options if Variable                                                       Portfolio                              assumed if no
Only or a Combination       Aggressive Growth                 ____% [042] Aetna Variable Small Company Portfolio election is made.)
Variable/Fixed option                                         ____% [106] PPI MFS Emerging Equities Portfolio
is indicated above.         Growth                            ____% [040] Aetna Variable Growth Portfolio            [ ] 3-1/2%
                                                              ____% [117] Janus Aspen Growth Portfolio
Up to four variable                                           ____% [100] PPI MFS Value Equity Portfolio             [ ] 5%
options may be selected.    Growth & Income (Stocks)          ____% [001] Aetna Variable Fund
                                                              ____% [035] Aetna Variable Index Plus Portfolio
                            Growth & Income (Stocks & Bonds)  ____% [008] Aetna Investment Advisers Fund
                            Asset Allocation                  ____% [032] Aetna Crossroads Variable Portfolio
                                                              ____% [033] Aetna Legacy Variable Portfolio
                            Income                            ____% [004] Aetna Income Shares
                                                              ____% [132] Fidelity VIP High Income Portfolio
                                                              ____% [098] Oppenheimer Strategic Bond Fund
                          Stability of Principal              ____% [003] Aetna Variable Encore Fund
                          Fixed Dollar Option:                ____% ALIAC Fixed Dollar
                                                              100 % Total
------------------------- ----------------------------------------------------------------------------------------------------------
Replacement               Will this contract change or replace any existing life insurance or annuity contracts? [ ] Yes [ ] No
Information               (If yes, provide carrier name and account number:) Aetna Other Carrier_______________ Account No.________
                          For an Aetna Annuity replacement only, I have received annuity option proposals for both the original and
                          new contracts and understand the differences:    [ ] Yes   [ ] No
82941-2 (11/97)  cat 2000841602  (Website Address - Producers: http://www.aetna.com/producer   FO/HO: http://ars.aetna.com/producer

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Beneficiary(ies)           Unless directed otherwise, we will pay any death
                           benefit in equal shares to the primary
                           beneficiary(ies) named or to all living members of a class (e.g., children). If no primary beneficiary is living, payment will be made in equal shares to the contingent beneficiary(ies). If more than two (2) beneficiaries, please attach a separate sheet.



                           --------- ---------- ------------------------------------------ ----------------------- ----- -----------
                           Primary   Contingent    Complete Legal Name / Date of Birth      Relationship        %    Social Security
                                                                                                                      No.
                             [ ]        [ ]        -------------------------------------      ------------------      ---
                                                                                                                         -----------
                             [ ]        [ ]        -------------------------------------      ------------------      ---
                                                                                                                         -----------
                           If subject to ERISA, a spouse must be the primary
                           beneficiary for at least 50%, unless spousal consent
                           is provided.
-------------------------- ------------------------------------------------------------------------------- -------------------------
Payment Information                                                                                        First Payment Date
Check box for type of      Payment Frequency -  [ ] monthly(default)   [ ] quarterly   [ ] semi - annually
payment.                   [ ] annually
                           ---------------------------------------------------------------------------------------------------------
The first payment(s)       [ ] EFT (Electronic Funds transfer.  Complete information for EFT below.)     [ ] Check (default)
will be
                           ---------------------------------------------------------------------------------------------------------
mailed to your resident    Bank Name and Address (No. & Street, City/Town, State, Zipcode)
address until EFT becomes
effective (normally 3-6    ----------------------- ------------------------- -------------------------------------------------------
weeks).                    Bank Routing No.     Bank Account No.      Type of Account: (Please attach voided check or deposit slip)
                                                                      [ ] Checking   [ ] Savings
-------------------------- ---------------------------------------------------------------------------------------------------------
Form W-4P                  Periodic payments from a settlement option are generally subject to Federal Income Tax withholding
OMB NO. 1545-0415          unless you elect not to have withholding apply. TDA and Pension: For stated period of less than 10 years, 20% may apply (you cannot elect out). See Special Tax Notice. Tax will be withheld only on
Withholding Notice and     the portion that is subject to Federal Income Tax. There will be no withholding on dollars that have
Election.                  already been taxed.
                           Elect withholding or no withholding by checking the appropriate box below. To change or revoke your
Complete for payments      election, send a new Form W-4P (available at IRS offices) to Aetna. This change will be effective no
from a 401(a), 403(b),     later than the January 1, May 1, July 1, or October 1 after it is received provided we receive it 30 days
408(b) or Nonqualified     prior to that date. Otherwise, the change or revocation will be effective on the next scheduled date.
annuity contract.          Whether or not you have tax withheld, by January 31 of each year, you will receive a statement from Aetna showing the total taxable amount of your distribution and the total income tax withheld, if any. CAUTION:
                           There are penalties for not paying enough tax during the year, either through withholding or estimated tax payments, or both. For more information see IRS Publication 505, Tax Withholding and Estimated Tax.

Please use a separate      COMPLETE THE FOLLOWING APPLICABLE LINES:
Form W-4 for W-2 income    [ ] 1. I elect to have no income tax withheld from my annuity. (Do not complete lines 2 or 3.)
paid from any Deferred     [ ] 2.  I elect to have taxes withheld from each periodic annuity payment to be figured using the number
Comp plan.                         of allowances and marital status shown:__________________ (allowances).  (You may also designate an additional amount on line 3.)
                                   [ ] SINGLE     [ ] MARRIED     [ ] MARRIED, BUT WITHHOLD AT HIGHER SINGLE RATE
                           [ ] 3.  I want the following additional amount withheld from each pension or annuity payment.
                                   Note: For periodic payments, you cannot enter an amount here without entering the number
                                   (including zero) of allowances on line 2: $ ___________
-------------------------- ---------------------------------------------------------------------------------------------------------
Anti-Fraud Statement       Any person who knowingly and with intent to injure, defraud, or deceive any insurer files a statement of
(Not applicable in VA)     claim or an application containing any false, incomplete, or misleading information is guilty of a felony.
-------------------------- ---------------------------------------------------------------------------------------------------------
Internal Rollovers         Reason for Disbursement from Accumulation Contract:

                           [ ] Age 59-1/2    [ ] Separation from Service    [ ] Death     [ ] Other ________________________________
-------------------------- ---------------------------------------------------------------------------------------------------------
Your Acknowledgment        For Internal Rollovers only: I authorize Aetna to transfer to this contract, the balance of my account(s)
Distribution Channel:      noted in the Replacement Information Section.
Workplace                  For Rollovers for TDA and Pension Participants:   I, the payee, have received the Special Tax Notice and
[ ] Career                 waive the 30 day notice requirement.
[ ] Independent            I certify that this information is correct and complete and, under
[ ] Other                  penalty of perjury, the Social Security number(s) shown on this form is/are correct.
                           I understand that when based on the investment experience of a Separate Account, all payments and
Financial Institution      contract values are variable and are not guaranteed as to fixed
[ ] Broker/Dealer          dollar amount, and I have received a current prospectus.
[ ] Bank                   If I have elected EFT, I authorize Aetna to deposit my payments by EFT to my bank account. If payments
[ ] Other                  are directed to a bank account, I authorize and direct the bank to refund to Aetna and charge to my account the amount of any payments made to the bank for any due date after my death.
                           I understand the following individual(s)/organization(s) will receive compensation as the result of my
Life                       purchase (completed by agent):
[ ] MGA                     _____________________________/________________________________/________________________
[ ] Life Brokerage Manager [ ] Please send me a Statement of Additional Information.
[ ] Other                  [ ] The Company (Aetna Life Insurance and Annuity Company) may hold my application and Purchase Payment
[ ] AFSI Rep                   if it cannot accept my application within five business days after receiving it at its home office.
                           ---------------------------------------------------- --------------------------------------- ------------
                           Signature of Contractholder                          City, State Where Signed                Date

                           -------------------------------------------------------------------------------------------- ------------
                           Signature of Payee                                                                           Date

-------------------------- ---------------------------------------------------------------------------------------------------------
Registered                 Do you have any reason to believe any existing insurance and/or annuity contracts will be modified or
Representative             replaced if this contract is issued?       [ ] Yes      [ ] No
                           ---------------------------------------------------------------------------------------------------------
                           Broker/Dealer Firm (Print)

                           --------------------------------------------------- ---------------------------------------- ------------
                           Representative's Name (Print)                       Social Security No.                State License No.

                           --------------------------------------------------- ---------------------------------------- ------------
                           Signature of Registered Representative              Date                                     Phone No.

                                                                                                                        (   )
82941-2 (11/97)     cat 2000841602  (Website Address - Producers: http://www.aetna.com/producer FO/HO: http://ars.aetna.com/producer

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